UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
AMENDMENT NO. 1 TO CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 2, 2008
Genelabs Technologies, Inc.
(Exact name of registrant as specified in its charter)

California	0-19222	94-3010150

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Penobscot Drive, Redwood City, California		94063

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (650) 369-9500

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
EXHIBIT INDEX
EX-10.01

This Amendment No. 1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 7, 2008 (the “Form 8-K”) by Genelabs Technologies, Inc. (the “Registrant”), hereby amends and restates Item 5.02 in its entirety.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b)
Kenneth E. Schwartz, M.D. announced his resignation as Vice President, Medical Affairs of the Registrant, effective October 2, 2008. The Registrant does not intend to seek a replacement for this position at this time.
(e)
The Registrant and Dr. Schwartz have entered into a Consulting Agreement, effective as of October 3, 2008 and signed on October 24, 2008 (the “Consulting Agreement”), pursuant to which Dr. Schwartz will perform certain Services (as that term is defined in the Consulting Agreement) at a rate of three hundred dollars ($300) per hour. Up to a maximum of 16 hours of work may be performed per month without the prior written consent of the Registrant and Dr. Schwartz. In addition, the Registrant will pay Dr. Schwartz for certain travel related expenses up to one thousand two hundred dollars per day ($1,200). The Consulting Agreement will expire on September 30, 2009, subject to extension upon mutual agreement of the parties.
A copy of the letter agreement providing continued health care benefits to Dr. Schwartz by the Registrant was filed previously with the Form 8-K as Exhibit 99.01 and is incorporated herein by reference. A copy of the Consulting Agreement is filed with this Amendment No. 1 to the Form 8-K as Exhibit 10.01 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Document.

10.01	Consulting Agreement, effective as of October 3, 2008, by and between Kenneth E. Schwartz, M.D. and Genelabs Technologies, Inc.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Genelabs Technologies, Inc.
Date: October 30, 2008	By:	/s/ Frederick W. Driscoll
	Name:	Frederick W. Driscoll
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description
10.01	Consulting Agreement, effective as of October 3, 2008, by and between Kenneth E. Schwartz, M.D. and Genelabs Technologies, Inc.